UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Closing

On September 19, 2008, Jazz Technologies, Inc., a Delaware corporation (“Jazz”), Tower Semiconductor Ltd., an Israeli company (“Tower”), and Armstrong Acquisition Corp., a Delaware Corporation and wholly-owned subsidiary of Tower (“Merger Sub”), consummated the merger of Merger Sub with and into Jazz (the “Merger”), with Jazz surviving the Merger and continuing its existence as a wholly-owned subsidiary of Tower, pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of May 19, 2008.

Second Supplemental Indenture

Pursuant to the Indenture, dated as of December 19, 2006 (the “Indenture”), by and among Jazz and U.S. Bank National Association, as Trustee (the “Trustee”), as amended by the Supplemental Indenture dated as of April 4, 2007, among Jazz, the Trustee and Jazz Semiconductor, Inc. and Newport Fab, LLC as subsidiary guarantors (the “Subsidiary Guarantors”), with respect to the sale by Jazz of Jazz’s Convertible Notes due 2011 (the “Notes”), on September 19, 2008, Jazz, the Subsidiary Guarantors, Tower and the Trustee entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) with respect to the Notes. Such Second Supplemental Indenture provides, among other things, that: (i) in accordance with Section 10.12 of the Indenture, at and after the effective time of the Merger the holder of each outstanding Note shall have the right, during the period such Note shall be convertible as specified in Section 10.1 of the Indenture, to convert such Note to Tower ordinary shares (ticker: TSEM) at a conversion price of approximately $4.07 per share; and (ii) following the effective time of the Merger, the conversion adjustments in Article X of the Indenture shall apply as nearly equivalently as may be practicable to the ordinary shares of Tower to be issued upon conversion of the Notes as the application of such conversion adjustments to the common stock of Jazz.

Warrant Assumption Agreement

Pursuant to that certain Warrant Agreement dated as of March 15, 2006 (the “Warrant Agreement”), by and between Jazz and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), as clarified by that certain Warrant Clarification Agreement dated as of November 9, 2006, on September 19, 2008, Jazz, Tower and the Warrant Agent entered into an Assumption Agreement (the “Warrant Assumption Agreement”) with respect to Jazz’s outstanding warrants (the “Warrants”). Pursuant to the Warrant Assumption Agreement, Tower assumed all of Jazz’s rights and obligations under the Warrant Agreement and the Warrants, including the obligation to issue ordinary shares of Tower upon the exercise of the Warrants, and such warrants are exercisable into Tower ordinary shares (ticker: TSEM) at an exercise price of $2.78 per share.

Second Amended and Restated Loan and Security Agreement

On September 19, 2008, Jazz entered into a Second Amended and Restated Loan and Security Agreement, as parent guarantor, with Wachovia Capital Markets, LLC, as lead arranger, bookrunner and syndication agent, and Wachovia Capital Finance Corporation (Western), as administrative agent (“Wachovia”), and Jazz Semiconductor, Inc. and Newport Fab, LLC, as borrowers (the “Wachovia Loan Agreement”), with respect to a three-year revolving credit facility in an amount of up to $55 million. The borrowing availability varies according to the levels of the borrowers’ accounts receivable, eligible equipment and other terms and conditions described in the Wachovia Loan Agreement. The maturity date of the facility is September 19, 2011. Loans under the facility will bear interest at a rate equal to, at borrowers’ option, either the lender’s prime rate plus a margin ranging from 0.25% to 0.75% or the LIBOR rate (as defined in the Wachovia Loan Agreement) plus a margin ranging from 2% to 2.5% per annum.

The Wachovia Loan Agreement contains customary covenants and other terms , including a covenants based on EBITDA (as defined in the Wachovia Loan Agreement) , as well as customary events of default. The facility is secured by the assets of Jazz and the borrowers.

If any event of default occurs, Wachovia may declare due immediately, all borrowings under the facility and foreclose on the collateral. Furthermore, an event of default under the Wachovia Loan Agreement would result in an increase in the interest rate on any amounts outstanding.

As of September 25, 2008, $7,225,000 had been drawn under the facility.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth above under Item 1.01. regarding the Wachovia Loan Agreement is hereby incorporated by reference in this Item 2.03.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In connection with the closing of the Merger, Jazz’s common stock, units and warrants were de-listed from the American Stock Exchange on September 19, 2008.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The disclosure set forth above under Item 1.01. regarding the Second Supplemental Indenture and Warrant Assumption Agreement is hereby incorporated by reference in this Item 3.03.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

In connection with the closing of the Merger, on September 19, 2008, Jazz became a wholly-owned subsidiary of Tower.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the merger, Paul A. Pittman will no longer serve as Executive Vice President and Chief Financial and Administrative Officer and will leave Jazz’s employ effective at the close of business on September 26, 2008.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the closing of the Merger, on September 19, 2008, Jazz amended its certificate of incorporation. The amended certificate of incorporation is filed as Exhibit 3.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements based on management’s current expectations and beliefs which are subject to risks and uncertainties. Actual results may vary from those projected or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the possibility that expected synergies, customer benefits, growth opportunities, financial improvements, costs savings and other benefits will not be achieved or that the companies are unable to successfully execute their integration strategies, that after the closing of the merger, the businesses of the companies may suffer due to uncertainty, as well as other risks. A complete discussion of risks and uncertainties that may affect the accuracy of forward-looking statements included in this Current Report on Form 8-K or which may otherwise affect Jazz’s business is included under the heading "Risk Factors" in Jazz’s most recent filings on Forms 10-K and 10-Q, as were filed with the SEC. Jazz does not intend to update, and expressly disclaims any obligation to update, the information contained in this Current Report on Form 8-K.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.
4.1	Second Supplemental Indenture by and among the Registrant, Tower Semiconductor, Ltd., Jazz Semiconductor, Inc., Newport Fab, LLC and U.S. Bank National Association, dated as of September 19, 2008.
4.2	Assumption Agreement by and among the Registrant, Tower Semiconductor, Ltd. and Continental Stock Transfer & Trust Company, dated as of September 19, 2008.
10.1
Second Amended and Restated Loan and Security Agreement by and among the Registrant, Jazz Semiconductor, Inc., Newport Fab, LLC, Wachovia Capital Markets, LLC, Wachovia Capital Finance Corporation (Western) and the lenders from time to time party thereto, dated as of September 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Jazz Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz Technologies, Inc.

Dated: September 25, 2008	By:	/s/ Allen R. Grogan
Allen R. Grogan
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.
4.1	Second Supplemental Indenture by and among the Registrant, Tower Semiconductor, Ltd., Jazz Semiconductor, Inc., Newport Fab, LLC and U.S. Bank National Association, dated as of September 19, 2008.
4.2	Assumption Agreement by and among the Registrant, Tower Semiconductor, Ltd. and Continental Stock Transfer & Trust Company, dated as of September 19, 2008.
10.1
Second Amended and Restated Loan and Security Agreement by and among the Registrant, Jazz Semiconductor, Inc., Newport Fab, LLC, Wachovia Capital Markets, LLC, Wachovia Capital Finance Corporation (Western) and the lenders from time to time party thereto, dated as of September 19, 2008.